UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2020 (October 21, 2020)

BioDelivery Sciences International, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-31361	35-2089858
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)
4131 ParkLake Ave., Suite 225
Raleigh	NC		27612
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: 919-582-9050
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	BDSI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2020, BioDelivery Sciences International, Inc. (the "Company"), entered into an amendment to the offer letter of James Vollins, the Company’s General Counsel, Chief Compliance Officer and Corporate Secretary (the “Vollins Amendment”), in order to, among other things, modify severance benefits that Mr. Vollins may be entitled to receive upon a termination of employment, as summarized below.

In the event Mr. Vollins’ employment is terminated by the Company without Cause, by Mr. Vollins for Good Reason or as a result of Mr. Vollins’ death or permanent disability, subject in each case to his signing and complying with a release agreement and the release agreement becoming effective, Mr. Vollins will be entitled to receive a lump sum cash payment equal to 100% of Mr. Vollins’ annual base salary then in effect plus his pro-rated target annual performance bonus for the then-current year. In the event Mr. Vollins’ employment is terminated by the Company without Cause or by Mr. Vollins for Good Reason within 12 months after a Change of Control, subject to his signing and complying with a release agreement and the release agreement becoming effective, Mr. Vollins will be entitled to (i) receive a lump sum cash payment equal to 100% of Mr. Vollins’ annual base salary then in effect, (ii) receive 100% of his target annual performance bonus for the then-current year, (iii) maintain any rights granted pursuant to any retirement, profit sharing and savings, healthcare, 401(k) and any other benefit plans sponsored by the Company and (iv) full acceleration of vesting of any of his unvested equity awards. In addition, Mr. Vollins’ annual base salary will increase to $375,000 per year and his annual bonus target will increase to 45% of his annual base salary. In addition, pursuant to the Vollins Amendment, upon the achievement of success in a specific matter, Mr. Vollins will be eligible to receive a one-time cash bonus of up to 45% of his annual base salary and/or (ii) a one-time option grant valued at up to $250,000 that would vest 50% immediately upon grant and 50% on the first anniversary of the grant date, subject to his continued employment at such time.

The terms “Cause,” “Good Reason” and “Change of Control” are each defined in Mr. Vollins’ offer letter, as amended. Except as modified by the Vollins Amendment, the other terms of Mr. Vollins offer letter remain in full force and effect.

The foregoing description of the Vollins Amendment is only a summary and is qualified in its entirety by reference to the full text of the Vollins Amendment, which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 27, 2020	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Mary Theresa Coelho
	Name:	Mary Theresa Coelho
	Title:	Chief Financial Officer and Treasurer